Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Marc L. Rose; Chief Financial Officer of Protalex, Inc. (the "Registrant"), do hereby certify pursuant to Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-QSB of the Registrant for the six month period ended November 30, 2004 (the "Report"), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 14, 2005	By:	/s/ Marc L. Rose
Marc L. Rose
Chief Financial Officer